    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1994
                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                MASCOTECH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                     38-2513957
  (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER IDENTIFICATION
     INCORPORATION OR ORGANIZATION)                             NO.)

                              21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7405
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                JOHN R. LEEKLEY
                                GENERAL COUNSEL
                                MASCOTECH, INC.
                              21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                 (313) 274-7405
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

     THE COMMISSION IS REQUESTED TO MAIL COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:
                                JOHN M. BRANDOW
                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                         / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.                                 /X/
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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- ------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                                                  AMOUNT           AMOUNT OF
CLASS OF SECURITIES                                                             TO BE         REGISTRATION
TO BE REGISTERED                                                             REGISTERED            FEE
- ------------------------------------------------------------------------------------------------------------
Debt Securities(1).............................................
Preferred Stock (par value $1 per share)(1)....................             $561,000,000     $112,200
Depositary Shares representing Preferred Stock.................
Common Stock (par value $1 per share)..........................
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

    (1) In addition, the Registrant is registering Common Stock that may be issued from time to time upon conversion of convertible Debt Securities or convertible Preferred Stock. Because this additional Common Stock is issuable only upon the conversion of convertible Debt Securities or convertible Preferred Stock, no registration fee is required with respect to such Common Stock pursuant to the provisions of Rule 457(i).

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429, THE PROSPECTUSES CONTAINED IN THIS REGISTRATION
STATEMENT INCLUDE THE INFORMATION WHICH WOULD CURRENTLY BE REQUIRED IN
PROSPECTUSES RELATING TO SECURITIES COVERED BY REGISTRATION STATEMENT NO.
33-59222 AND THEREFORE THE PROSPECTUSES CONTAINED HEREIN WILL BE USED IN
CONNECTION WITH THIS REGISTRATION STATEMENT AND REGISTRATION STATEMENT NO.
33-59222.
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- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                 SUBJECT TO COMPLETION DATED            , 1994

PROSPECTUS

                                MASCOTECH, INC.

                                DEBT SECURITIES

                            ------------------------

     MascoTech, Inc. (the "Company") may from time to time offer senior debt securities consisting of debentures, notes or other unsecured evidences of indebtedness ("Securities"). The Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to this Prospectus. The Company may sell Securities to or through underwriters or dealers, directly to other purchasers or through agents. See "Plan of Distribution".

     The terms of the Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, if any, terms for redemption at the option of the Company or the holder, terms for sinking or purchase fund payments, public offering price, names of any underwriters or agents, principal amounts to be purchased by underwriters and compensation of such underwriters or agents and other terms in connection with the offering and sale of the Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
              OF THIS PROSPECTUS. ANY REPRESENTATION TO
                  THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

         , 1994

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994;

          (c) Proxy Statement dated April 18, 1994, in connection with the Company's Annual Meeting of Stockholders held on May 17, 1994; and

          (d) Current Report on Form 8-K dated January 11, 1994.

     All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than any exhibits to such documents. Requests for such copies should be directed to Kenneth J. Zak, Manager of Investor Relations, MascoTech, Inc., 21001 Van Born Road, Taylor, Michigan 48180 (telephone (313) 274-7405).

                                  THE COMPANY

     MascoTech, Inc. and its consolidated subsidiaries manufacture products principally for the original equipment and aftermarket transportation markets. Transportation-related products are manufactured utilizing a variety of metalworking and other process technologies. Although published industry statistics are generally not available, the Company believes that it is a leading independent producer of many of the industrial component parts that it produces using cold, warm or hot forming processes. In addition to its manufacturing activities, the Company provides design and engineering services primarily for the automotive, heavy truck and aerospace industries. The Company also manufactures architectural and other specialty industrial products.

     The Company's executive offices are located at 21001 Van Born Road, Taylor, Michigan 48180, and the telephone number is (313) 274-7405. Except as the context otherwise indicates, the terms "MascoTech" or the "Company" refer to MascoTech, Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

     The Company expects to apply substantially all of the net proceeds from sales of Securities by the Company to its general funds to be used for general corporate purposes, including working capital, repayment of debt and expenditures for development of activities in which it is now engaged or investment in and development of activities in which it is not currently engaged. In this regard, the Company maintains an active acquisition effort and is frequently engaged in discussions with respect to acquisition opportunities. Proceeds from sales of Securities by the Company could be applied directly or indirectly to such acquisitions. Funds not required immediately for any of the foregoing purposes may be invested in marketable securities. The Company intends to use the proceeds from the offering described in the Prospectus Supplement as set forth in the Prospectus Supplement under the caption "Use of Proceeds".

                           DESCRIPTION OF SECURITIES

     The Securities offered hereby will be issued under an Indenture dated as of
                   (hereinafter referred to as the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (hereinafter referred to as the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the registration statement covering the Securities. Whenever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as part of the statements made and such statements are qualified in their entirety by such references. Certain defined terms are capitalized. References in italics are to the Indenture. As used in the Indenture, the term "Company" means MascoTech, Inc. without reference to its consolidated subsidiaries.

GENERAL

     The Indenture does not limit the amount of Securities which may be issued thereunder. The Prospectus Supplement sets forth the following terms, where applicable, of the Securities in respect of which this Prospectus is delivered:
(1) the title of such Securities; (2) any limit upon the aggregate principal amount of such Securities; (3) the date or dates on which the principal of and premium, if any, on such Securities are payable; (4) the rate or rates at which such Securities shall bear interest, if any, or the method by which such interest may be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;
(5) the place or places where the principal of, and premium, if any, and any interest on such Securities shall be payable; (6) the price or prices at which, the period or periods within which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company pursuant to any sinking fund or otherwise; (7) the obligation, if any, of the Company to redeem, purchase or repay such Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which the period or periods within which and the terms and conditions upon which such Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (8) the right, if any, of the Company to discharge or limit the Indenture with respect to such Securities prior to maturity; (9) if other than denominations of $1,000 and any multiple thereof, the denominations in which such Securities shall be issuable; (10) if other than the principal amount thereof, the portion of the principal amount of such Securities which shall be payable upon declaration of acceleration of the maturity thereof or which shall be provable in bankruptcy; (11) any additional Events of Default; (12) any trustees, authenticating or paying agents, transfer agents or registrars with respect to such Securities; (13) if other than the coin or currency in which such Securities are denominated, the coin or currency, including composite currencies, in which payments on such Securities will be made; (14) if payments on such Securities may be made, at the option of the Company or a holder of such Securities, in a coin or currency other than that in which such Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made; (15) if payment of principal of or interest on such Securities will be determined with reference to an index, the manner in which such determination shall be made; (16) whether and under what circumstances the Company will pay additional amounts on such Securities held by a person who is not a U.S. person and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; (17) if such Securities shall be issued in whole or in part in the form of one or more Registered Global Securities (as described below), and, in such case, the depositary for such Registered Global Security or Securities; (18) if such Securities are to be issued in definitive form only upon receipt of certain documents or satisfaction of other conditions, the form and terms of such documents or conditions; and (19) such other terms of such Securities as are not inconsistent with the provisions of the Indenture. (Section 2.03)

     The Securities offered hereby will be issued only in fully registered form without coupons and, unless otherwise specified in the Prospectus Supplement, in denominations of $1,000 and any multiple thereof. No service charge will be made for any transfer or exchange of the Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.05 and 2.07) Principal, premium, if any, and interest, if any, will be payable and the Securities offered hereby (other than Registered Global Securities as described below) will be transferable at the corporate trust office or agency of the Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the registry books of the Company. (Sections 3.01 and 3.02)

     Some of the Securities may be issued as discounted Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted Securities are described in the Prospectus Supplement with respect to any such Securities.

     Except as may be set forth in the Prospectus Supplement, the Indenture does not contain any covenants or provisions which afford holders of Securities protection in the event of a highly leveraged transaction.

GLOBAL SECURITIES

     The registered Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Securities of the series to be represented by such Registered Global Security or Registered Global Securities. Unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such

Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited will be designated by the dealers, underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Securities represented by such Registered Global Security registered in their names, and will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

     Payments of principal of, premium, if any, and any interest on Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Securities represented by a Registered Global Security notifies the Company that it is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the 1934 Act, and a successor Depositary registered as a clearing agency under the 1934 Act is not appointed by the Company within 90 days, the Company will issue such Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Security or Registered Global Securities representing such Securities. Any Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

LIMITATION ON LIENS

     The Company covenants that, so long as any of the Securities remains outstanding, it will not, nor will it permit any Consolidated Subsidiary to, issue, assume or guarantee any debt for money borrowed or any Funded Debt (herein referred to as "Debt") if such Debt is secured by a mortgage (as defined in the Indenture) upon any Principal Property or upon any shares of stock or indebtedness of any Consolidated Subsidiary which owns or leases any Principal Property (whether such Principal Property, shares of stock or indebtedness are owned on the date of the Indenture or are thereafter acquired) without in any such case effectively providing that the Securities (together with, if the Company shall so determine, any other indebtedness of or guarantees by the Company or such Consolidated Subsidiary ranking equally and ratably with such Debt and then existing or thereafter created) shall be secured equally and ratably with such Debt, except that the foregoing restrictions shall not apply to (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Consolidated Subsidiary; (ii) mortgages on property existing at the time of acquisition thereof, or to secure Debt incurred for the purpose of financing all or any part of the purchase price of such property, or to secure any Debt incurred prior to, at the time of, or within 120 days after the later of the acquisition, completion of construction or improvement or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; (iii) mortgages securing Debt owing by any Consolidated Subsidiary to the Company or another Consolidated Subsidiary; (iv) mortgages on property of a corporation existing at the time such corporation is merged or consolidated with the Company or a Consolidated Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Consolidated Subsidiary, provided that no such mortgage shall extend to any other Principal Property of the Company or any Consolidated Subsidiary or any shares of capital stock or any indebtedness of any Consolidated Subsidiary which owns or leases a Principal Property; (v) mortgages on property of the Company or a Consolidated Subsidiary in favor of the United States of America, any State thereof or any department, agency or instrumentality thereof, or any other country, or any political subdivision of any thereof, to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; or (vi) certain extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of mortgages existing at the date of the Indenture or any mortgage referred to in the foregoing clauses (i) through (v), inclusive. (Section 3.05(a))

     Notwithstanding the above, the Company and one or more Consolidated Subsidiaries may, without securing the Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the total of the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) and the aggregate amount of Attributable Debt in respect of sale and leaseback arrangements at such time does not exceed 5% of Consolidated Net Tangible Assets, determined as of a date not more than 90 days prior thereto. (Section 3.05(b))

LIMITATION ON SALES AND LEASEBACKS

     The Company covenants that it will not, and will not permit any Consolidated Subsidiary to, enter into any sale and leaseback arrangement, except for a lease for a term of not more than three years and except for a lease between the Company and a Consolidated Subsidiary or between Consolidated Subsidiaries, involving any Principal Property unless (i) the Company or such Consolidated Subsidiary would be entitled pursuant to Section 3.05 of the Indenture to issue, assume or guarantee Debt secured by a mortgage upon the property involved at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Securities or (ii) the Company or a Consolidated Subsidiary within 120 days of the effective date of any such arrangement applies an amount equal to the greater of the net proceeds of the sale of the Principal Property so leased or the fair market value of such Principal Property to the retirement, other than any mandatory retirement or by way of payment at maturity, of Funded Debt of the Company or any Consolidated Subsidiary, other than Funded Debt owned by the Company or any Consolidated Subsidiary and other than Funded Debt which is subordinated in payment of principal or interest to the Securities, or, in lieu of such retirement, delivers Securities to the Trustee for cancellation. (Section 3.06)

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The Company covenants that it will not consolidate or merge with or into any other corporation and will not sell or convey its property as an entirety, or substantially as an entirety, to another corporation if, as a result thereof, any Principal Property (or any shares of stock or indebtedness of any Consolidated Subsidiary owning any Principal Property) would become subject to a mortgage, unless either (i) such mortgage could be created pursuant to Section
3.05 of the Indenture without equally and ratably securing the Securities or
(ii) the Securities shall be secured prior to the Debt secured by such mortgage. (Section 9.03)

CERTAIN DEFINITIONS

     "Attributable Debt" in respect of a sale and leaseback arrangement is defined in the Indenture to mean, at the time of determination, the lesser of
(i) the fair value of the property subject to such arrangement (as determined by the Board of Directors of the Company) or (ii) the present value (discounted at the rate per annum equal to the interest borne by fixed rate Securities or the yield to maturity at the time of issuance of any Original Issue Discount Securities determined on a weighted average basis compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the rental payment shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges; provided, however, that there shall not be deemed to be any Attributable Debt in respect of a sale and leaseback arrangement if (a) such arrangement does not involve a Principal Property, (b) the Company or a Consolidated Subsidiary would be entitled pursuant to the provisions of Section 3.05(a) of the Indenture to issue, assume or guarantee Debt secured by a mortgage upon the property involved in such arrangement without equally and ratably securing the Securities, or (c) the greater of the net proceeds of such arrangement or the fair market value of the property so leased has been applied or credited pursuant to Section 3.06(b) of the Indenture. (Section 1.01)

     "Consolidated Net Tangible Assets" is defined as the aggregate amount of assets (less applicable reserves) of the Company and its Consolidated Subsidiaries after deducting therefrom (a) all current liabilities (excluding any such liabilities deemed to be Funded Debt), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (c) all investments in any Subsidiary other than a Consolidated Subsidiary, in all cases computed in accordance with generally accepted accounting principles and which under generally accepted accounting principles would appear on a consolidated balance sheet of the Company and its Consolidated Subsidiaries. (Section 1.01)

     "Funded Debt" is defined to mean indebtedness maturing more than 12 months from the date of the determination thereof or having a maturity of less than 12 months but renewable or extendible at the option of the borrower beyond 12 months from the date of such determination (i) for money borrowed or (ii) incurred in connection with the acquisition of real or personal property, stock, debt or other assets (to the extent that any acquisition indebtedness is represented by any notes, bonds, debentures or similar evidences of indebtedness), for which the Company or any Consolidated Subsidiary is directly or contingently liable or which is secured by property of the Company or a Consolidated Subsidiary. (Section 1.01)

     "Original Issue Discount Security" is defined to mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof. (Section 1.01)

     "Principal Property" is defined to mean any manufacturing plant, or research or engineering facility located within the United States of America or Puerto Rico owned or leased by the Company or any Consolidated Subsidiary unless, in the opinion of the Board of Directors of the Company, such plant or facility is not of material importance to the total business conducted by the Company and its Consolidated Subsidiaries as an entirety. (Section 1.01)

     "Subsidiary" is defined to mean any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned by the Company, or by the Company and one or more Subsidiaries, or by one or more Subsidiaries. "Consolidated Subsidiary" is defined to mean each Subsidiary other than any Subsidiary the accounts of which
(i) are not required by generally accepted accounting principles to be consolidated with those of the Company for financial reporting purposes, (ii) were not consolidated with those of the Company in the Company's then most recent annual report to stockholders and (iii) are not intended by the Company to be consolidated with those of the Company in its next annual report to stockholders; provided, however, that the term "Consolidated Subsidiary" shall not include (a) any Subsidiary which is principally engaged in (i) owning, leasing, dealing in or developing real property or (ii) purchasing or financing accounts receivable, making loans, extending credit or other activities of a character conducted by a finance company or (b) any Subsidiary, substantially all of the business, properties or assets of which were acquired after the date of the Indenture (by way of merger, consolidation, purchase or otherwise), unless the Board of Directors of the Company thereafter designates such Subsidiary a Consolidated Subsidiary for the purposes of the Indenture. (Section 1.01)

DEFEASANCE

     If permitted by the terms of any series of Securities, the Company may terminate certain of its obligations under the Indenture with respect to such series, including its obligations to comply with the restrictive covenants described herein, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or obligations of, or guaranteed by, the United States sufficient to pay the principal of, premium, if any, and interest on the Securities of such series to maturity (or earlier redemption). (Section 10.01) The Prospectus Supplement sets forth the defeasance rights, if any, of the Company provided by the terms of the Securities in respect of which this Prospectus is delivered.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     As to each series of Securities, an Event of Default is defined in the Indenture as being: default for 30 days in payment of any interest on the Securities of that series; default in payment of principal or premium, if any, on the Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; default by the Company in the performance of any other of the covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series) which shall not have been remedied for a period of 90 days after notice; and certain events of bankruptcy, insolvency and reorganization of the Company. (Section 4.01) The Indenture provides that the Trustee may withhold notice to the holders of the Securities of any default (except in payment of principal of or premium, if any, or interest on the Securities) if the Trustee considers it in the interest of the holders of the Securities to do so. (Section 4.08)

     The Indenture provides that, (i) if an Event of Default due to the default in payment of principal, interest or premium on any series of Securities or due to the default in the performance, or breach, of any covenant set forth exclusively in the terms of such series of Securities established as contemplated in the Indenture shall have occurred and be continuing, either the Trustee or the holders of 33 percent in principal amount of the Securities of such series then outstanding may declare the principal of all Securities of such series (or, if the Securities of such series are issued as Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) and interest accrued, if any, thereon to be due and payable immediately and (ii) if an Event of Default resulting from a default in the performance of any other of the covenants or agreements in the Indenture and certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of 33 percent in principal amount of all Securities then outstanding (treated as one class) may declare the principal of all

Securities (or, if any Securities are issued as Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or interest or premium on the Securities) by the holders of a majority in principal amount of the Securities of such series (or of all series, as the case may be) then outstanding. (Section 4.01)

     The holders of a majority in principal amount of the Securities of any or all series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture. Notwithstanding the foregoing, the Trustee shall have the right to decline to follow any such direction if the Trustee is advised by counsel that the action so directed may not lawfully be taken or if the Trustee determines that such action would be unjustly prejudicial to the holders not taking part in such direction or would involve the Trustee in personal liability. (Section 4.07) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.07)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the holders of Securities for certain purposes, provided that no such modification shall adversely affect the interest of the holders of the Securities in any material respect. (Section 8.01) The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3 percent in principal amount of the Securities at the time outstanding affected thereby (voting as a class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Securities; provided that no such modification shall (i) extend the final maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or make the principal of or any interest or premium on the Securities payable in any coin or currency other than that provided in the Securities, or impair or affect the right of any holder of a Security to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of maturity thereof or the amount thereof provable in bankruptcy, or (ii) reduce the aforesaid percentage of Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected. (Section 8.02)

SUCCESSOR CORPORATION

     Under the terms of the Indenture, the Company may consolidate or merge or sell all or substantially all of its property if (a) the Company is the continuing corporation or if the Company is not the continuing corporation, such continuing corporation is organized and existing under the laws of the United States or any state thereof or the District of Columbia and assumes the due and punctual payment of the principal of, and the premium, if any, and interest on the Securities and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company, and
(b) the Company or such successor corporation is not in default in the performance of any such covenant or condition immediately after such merger, consolidation or sale of assets.(Section 9.01)

CONCERNING THE TRUSTEE

     The Trustee is a depository for funds of, makes loans to and performs other services for the Company in the normal course of business.

                              PLAN OF DISTRIBUTION

     The Company may sell the Securities being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

     Offers to purchase Securities may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction are set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

     The legality of the Securities in respect of which this Prospectus is being delivered will be passed on for the Company by John R. Leekley, General Counsel of the Company, and for the Underwriters, if any, by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Mr. Leekley is a Vice President and the General Counsel of Masco Corporation, a Delaware corporation which owns approximately 41 percent of the Company's outstanding Common Stock, is a stockholder of the Company and of Masco Corporation and is a holder of options to purchase shares of common stock of Masco Corporation. Davis Polk & Wardwell performs legal services from time to time for the Company and certain related companies.

                                    EXPERTS

     The consolidated financial statements and schedules of MascoTech, Inc. and the consolidated financial statements and schedules of TriMas Corporation appearing in the Company's most recent Annual Report on Form 10-K and in the Company's Current Report on Form 8-K dated January 11, 1994, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports appearing therein. The consolidated financial statements and schedules referred to in this paragraph are incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                 SUBJECT TO COMPLETION DATED             , 1994
PROSPECTUS

                                MASCOTECH, INC.
                            ------------------------
                          SUBORDINATED DEBT SECURITIES
                        (CONVERTIBLE OR NON-CONVERTIBLE)

                                PREFERRED STOCK
                        (CONVERTIBLE OR NON-CONVERTIBLE)
                                 ($1 PAR VALUE)

                 DEPOSITARY SHARES REPRESENTING PREFERRED STOCK

                                  COMMON STOCK
                                 ($1 PAR VALUE)
                            ------------------------

     MascoTech, Inc. (the "Company") may from time to time offer, as separate series, subordinated debt securities consisting of subordinated debentures, subordinated notes or other unsecured subordinated evidences of indebtedness ("Subordinated Securities"), and may, if their terms so provide, be convertible into shares of Common Stock, par value $1 per share, of the Company (the "Common Stock").

     The terms of the Subordinated Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, terms for redemption at the option of the Company or the holder, terms for sinking or purchase fund payments, terms for conversion, the public offering price, the names of any underwriters or agents, the principal amounts to be purchased by underwriters and the compensation of such underwriters or agents and the other terms in connection with the offering and sale of the Subordinated Securities in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").

     The Company may also from time to time offer shares of its Preferred Stock, par value $1 per share (the "Preferred Stock"), in one or more series. The Prospectus Supplement sets forth, as applicable, the specific designation, voting powers, preferences and relative rights and qualifications, limitations or restrictions thereof, including dividend rate (or manner of calculation thereof), time of payment of dividends, liquidation value, terms for conversion, listing on a securities exchange, terms for mandatory or optional redemption, aggregate number of shares to be sold, purchase price, public offering price, names of any underwriters or agents, compensation of such underwriters or agents and other terms in connection with the offering and sale of the Preferred Stock in respect of which this Prospectus is being delivered. If so specified in the Prospectus Supplement, the Preferred Stock may be represented by Depositary Shares entitling the holder to all proportional rights and preferences of the Preferred Stock.

     The Company may also from time to time offer shares of Common Stock. The terms of the offering and sale of the Common Stock in respect of which this Prospectus is being delivered, including, where applicable, specific aggregate number of shares to be sold, purchase price, public offering price, names of any underwriters or agents, compensation of such underwriters or agents and any other applicable terms, are set forth in the Prospectus Supplement.

     The Company may sell Subordinated Securities, shares of Preferred Stock, Depositary Shares representing Preferred Stock or shares of Common Stock to or through underwriters or dealers, directly to other purchasers or through agents. See "Plan of Distribution".
                            ------------------------

      THE COMPANY'S COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
         TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
        , 1994

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN.

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

        (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

        (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1994 and June 30, 1994;

        (c) Proxy Statement dated April 18, 1994, in connection with its Annual Meeting of Stockholders held on May 17, 1994;

        (d) Form 8 dated March 8, 1993 amending its Registration Statement on Form 10 dated May 2, 1984;

        (e) Registration Statement on Form 8-A dated June 29, 1993; and

        (f) Current Report on Form 8-K dated January 11, 1994.

     All reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than any exhibits to such documents. Requests for such copies should be directed to Kenneth J. Zak, Manager of Investor Relations, MascoTech, Inc., 21001 Van Born Road, Taylor, Michigan 48180 (telephone (313) 274-7405).

                                  THE COMPANY

     MascoTech, Inc. and its consolidated subsidiaries manufacture products principally for the original equipment and aftermarket transportation markets. Transportation-related products are manufactured utilizing a variety of metalworking and other process technologies. Although published industry statistics are generally not available, the Company believes that it is a leading independent producer of many of the industrial component parts that it produces using cold, warm or hot forming processes. In addition to its manufacturing activities, the Company provides design and engineering services primarily for the automotive, heavy truck and aerospace industries. The Company also manufactures architectural and other specialty industrial products.

     The Company's executive offices are located at 21001 Van Born Road, Taylor, Michigan 48180, and the telephone number is (313) 274-7405. Except as the context otherwise indicates, the terms "MascoTech" or the "Company" refer to MascoTech, Inc. and its consolidated subsidiaries.

                                USE OF PROCEEDS

     The Company expects to apply substantially all of the net proceeds from sales of Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock by the Company to its general funds to be used for general corporate purposes, including working capital, repayment of debt and expenditures for development of activities in which it is now engaged or investment in and development of activities in which it is not currently engaged. In this regard, the Company maintains an active acquisition effort and is frequently engaged in discussions with respect to acquisition opportunities. Proceeds from sales of Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock by the Company could be applied directly or indirectly to such acquisitions. Funds not required immediately for any of the foregoing purposes may be invested in marketable securities. The Company intends to use the proceeds from the offering described in the Prospectus Supplement as set forth in the Prospectus Supplement under the caption "Use of Proceeds".

                     DESCRIPTION OF SUBORDINATED SECURITIES

     The Subordinated Securities will be issued under an Indenture dated as of November 1, 1986 between the Company and The First National Bank of Chicago (as successor to Morgan Guaranty Trust Company of New York), as Trustee, as amended by a Supplemental Indenture dated August 5, 1994 (the Indenture as amended by the Supplemental Indenture is hereinafter referred to as the "Indenture"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the registration statement covering the Subordinated Securities. Whenever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as part of the statements made and such statements are qualified in their entirety by such references. Certain defined terms are capitalized. References in italics are to the Indenture. As used in the Indenture, the term "Company" means MascoTech, Inc. without reference to its consolidated subsidiaries.

GENERAL

     The Indenture does not limit the amount of Subordinated Securities which may be issued thereunder. The Prospectus Supplement sets forth the following terms, where applicable, of the Subordinated Securities in respect of which this Prospectus is delivered: (1) the title of such Subordinated Securities; (2) any limit upon the aggregate principal amount of such Subordinated Securities; (3) the date or dates on which the principal of and premium, if any, on such Subordinated Securities are payable; (4) the rate or rates at which such Subordinated Securities shall bear interest or the method by which such interest may be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable; (5) the place or places where the principal of, and premium, if any, and interest on such Subordinated Securities shall be payable; (6) the price or prices at which, the period or periods within which and the terms and conditions upon which such Subordinated Securities may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise; (7) the obligation, if any, of the Company to redeem, purchase or repay such Subordinated Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which and the terms and conditions upon which, such Subordinated Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (8) the right, if any, of the Company to discharge or limit the Indenture with respect to such Subordinated Securities prior to maturity; (9) any additional Events of Default; (10) any trustees, authenticating or paying agents, transfer agents or registrars with respect to such Subordinated Securities; (11) the applicable initial conversion price if such Subordinated Securities are convertible into Common Stock of the Company and the dates on which, subsequent to which or until which such Subordinated Securities are convertible; and (12) such other terms of such Subordinated Securities as are not inconsistent with the provisions of the Indenture. (Section 2.03)

     The Subordinated Securities offered hereby will be issued only in fully registered form without coupons and, unless otherwise specified in the Prospectus Supplement, in denominations of $1,000 and any multiple thereof. No service charge will be made for any transfer or exchange of the Subordinated Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 2.05 and 2.07) Principal, premium, if any, and interest will be payable and the Subordinated Securities offered hereby will be transferable, and the Subordinated Securities which are convertible will be convertible, at the corporate trust office or agency of the Trustee in New York, New York, provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears on the registry books of the Company. (Sections 5.01 and 5.02)

     Except as may be set forth in the Prospectus Supplement, the Indenture does not contain any covenants or provisions which afford holders of Subordinated Securities protection in the event of a highly leveraged transaction.

SUBORDINATION OF SUBORDINATED SECURITIES

     The payment of the principal of, and premium, if any, and interest on the Subordinated Securities is subordinated in right of payment, to the extent set forth in the Indenture, to the prior payment in full of the principal of, and premium, if any, and interest on all Senior Indebtedness (as hereinafter defined). Until such prior payment in full, no payment on account of principal, premium, if any, sinking funds, if any, or interest may be made on a series of Subordinated Securities if there shall exist a default in the payment of the principal, premium, if any, sinking funds, if any, or interest with respect to such senior indebtedness, if such series of Subordinated Securities is declared due and payable before its expressed maturity because of the occurrence of an Event of Default (see "Events of Default, Waiver and Notice" below), in the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the Company, or if there shall exist a default under such Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof. (Sections 4.01, 4.02 and 4.03) The term Senior Indebtedness shall mean (a) all indebtedness of the Company for money borrowed or incurred in connection with the acquisition of property, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to be not superior in right of payment to the Subordinated Securities or to rank pari passu with the Subordinated Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness or debentures, notes or other evidences of indebtedness issued in exchange for such Senior Indebtedness. (Section 1.01) The Indenture does not limit the incurrence of Senior Indebtedness. By reason of such subordination, in the event of insolvency, creditors of the Company (including holders of Subordinated Securities) who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness.

CONVERSION RIGHTS

     Subordinated Securities designated as convertible ("Convertible Subordinated Securities") by the related Prospectus Supplement will be convertible into Common Stock of the Company at the time specified in the Prospectus Supplement (unless a Convertible Subordinated Security shall have been called for redemption in which case to and including but not after the business day preceding the date fixed for redemption) initially at the conversion price set forth on the cover page of the Prospectus Supplement, adjusted as set forth below. If any Convertible Subordinated Security not called for redemption is converted between a record date for the payment of interest and the next succeeding interest payment date, such Convertible Subordinated Security when delivered for conversion must be accompanied by funds equal to the interest payable to the registered holder on such interest payment date on the principal amount so converted. No other adjustments will be made upon conversion for accrued interest or dividends. (Sections 3.01 and 3.02)

     The conversion price is subject to adjustment in certain events, including
(a) the issuance of shares of capital stock of the Company as a dividend or a distribution with respect to its Common Stock, (b) subdivisions, combinations and reclassifications of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Common Stock at less than the current market price (as defined in the Indenture), and (d) the distribution to all holders of Common Stock of evidences of indebtedness of the Company, assets (other than cash dividends) or subscription rights or warrants (other than those referred to above). No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. Except in these cases, the conversion price will not be adjusted for the issuance of Common Stock. (Section 3.05)

     In the event of any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or in the event of any sale or conveyance to another corporation of the assets of the Company as an entirety or substantially as an entirety, then the holders of Convertible Subordinated Securities then outstanding shall have the right to convert the Convertible Subordinated Securities into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Subordinated Securities immediately prior to such consolidation, merger, sale or conveyance. (Section 3.06)

     Conversion of Convertible Subordinated Securities may be effected by delivering them to the office or agency of the Company maintained for such purpose in New York City and in such other places as the Company may determine from time to time. (Sections 3.02 and 5.02) Fractional shares of Common Stock of the Company will not be delivered upon conversion, but a cash adjustment in respect of any such fractional share will be paid. (Section 3.03)

     The Company has agreed to reserve out of its authorized but unissued Common Stock the full number of shares of Common Stock from time to time deliverable upon the conversion of Convertible Subordinated Securities. (Section 3.09)

     In the event of a taxable distribution to holders of Common Stock which results in an adjustment of the conversion price, the holders of the Convertible Subordinated Securities may, in certain circumstances, be deemed to have received a distribution subject to Federal income tax as a dividend. In addition, the failure to adjust fully the conversion price of the Convertible Subordinated Securities to reflect distributions to holders of Common Stock may result in a taxable dividend to the holders of Common Stock.

DEFEASANCE

     If permitted by the terms of any series of Subordinated Securities, the Company may terminate certain of its obligations under the Indenture with respect to such series, including its obligations to comply with the restrictive covenants described herein, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or obligations of, or guaranteed by, the United States sufficient to pay the principal of, premium, if any, and interest, if any, on the Subordinated Securities of such series to maturity (or earlier redemption). (Section 13.01) The Prospectus Supplement sets forth the defeasance rights, if any, of the Company provided by the terms of the Subordinated Securities in respect of which this Prospectus is delivered.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     As to each series of Subordinated Securities, an Event of Default is defined in the Indenture as being: default for 30 days in payment of interest on the Subordinated Securities of that series; default in payment of principal or premium, if any, on the Subordinated Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; default by the Company in the performance of any other of the covenants included in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Subordinated Securities other than that series) which shall not have been remedied for a period of 90 days after notice; and certain events of bankruptcy, insolvency and reorganization of the Company. (Section 7.01) The Indenture provides that the Trustee thereunder may withhold notice to the holders of the Subordinated Securities of any default (except in payment of principal of or premium, if any, or interest on the Subordinated Securities) if such Trustee considers it in the interest of the holders of the Subordinated Securities to do so. (Section 7.08)

     The Indenture provides that (i) if an Event of Default due to the default in the payment of principal, interest or premium on any series of Subordinated Securities or due to the default in the performance, or breach, of any covenant set forth exclusively in the terms of such series of Subordinated Securities established as contemplated in the Indenture shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of the Subordinated Securities of such series then outstanding under the Indenture may declare the principal of all Subordinated Securities of such series and interest accrued thereon to be due and payable immediately and (ii) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Indenture and certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of 25 percent in principal amount of all Subordinated Securities then outstanding under the Indenture (treated as one class) may declare the principal of all Subordinated Securities issued under the Indenture and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of or interest or premium on the Subordinated Securities) by the holders of a majority in principal amount of the Subordinated Securities of such series (or of all series, as the case may be) then outstanding under the Indenture. (Section 7.01)

     The holders of a majority in principal amount of the Subordinated Securities of any or all series at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture. Notwithstanding the foregoing, such Trustee shall have the right to decline to follow any such direction if the Trustee is advised by counsel that the action so directed may not lawfully be taken or if the Trustee determines that such action would be unjustly prejudicial to the holders not taking part in such direction or would involve the Trustee in personal liability. (Section 7.07) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 5.05)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the holders of Subordinated Securities for certain purposes, provided that no such modification shall adversely affect the interest of the holders of the Subordinated Securities in any material respect. (Section 8.01) The Indenture also contains provisions permitting the Company and the Trustee thereunder, with the consent of the holders of not less than 66 2/3 percent in principal amount of the Subordinated Securities at the time outstanding affected thereby (voting as a class), to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Securities; provided that no such modification shall (i) extend the final maturity of any Subordinated Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof, or make the principal of, or interest or premium on, the Subordinated Securities payable in any coin or currency other than that provided in the Subordinated Securities, or impair the right to convert Convertible Subordinated Securities into Common Stock in accordance with the Indenture, or impair or affect the right of any holder of a Subordinated Security to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder, or modify any of the provisions relating to subordination of the Subordinated Securities in a manner adverse to the holders thereof without the consent of the holder of each Subordinated Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Subordinated Security affected. (Section 11.02)

SUCCESSOR CORPORATION

     Under the terms of the Indenture, the Company may consolidate or merge or sell all or substantially all of its assets if (a) the Company is the continuing corporation or if the Company is not the continuing corporation, such continuing corporation is organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and assumes by supplemental indenture the due and punctual payment of the principal of, and the premium, if any, and interest on the Subordinated Securities and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company and (b) the Company or such continuing corporation is not in default in the performance of any such covenant or condition immediately after such merger, consolidation or sale of assets. (Article Twelve)

CONCERNING THE TRUSTEE

     The Trustee is a depository for funds of, makes loans to and performs other services for the Company from time to time in the normal course of business.

                         DESCRIPTION OF PREFERRED STOCK

     The Company is authorized to issue 25 million shares of Preferred Stock. The Board of Directors is authorized to issue Preferred Stock in one or more series and to determine the voting powers (if any), designation, preferences and relative rights and qualifications, limitations or restrictions thereof, for each series of Preferred Stock that may be issued and to fix the number of shares of each series without further action by the stockholders, unless action is required by applicable laws or regulations or by the terms of outstanding Preferred Stock. The Prospectus Supplement sets forth the particular designation, preferences and rights of any series of Preferred Stock in respect of which this Prospectus is delivered.

     The rights of holders of the Preferred Stock offered hereby will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock that may be issued in the future. Shares of Preferred Stock issued by the Company may have the effect, under certain circumstances, alone or in combination with certain other provisions of the Company's Restated Certificate of Incorporation, of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors.

                              PLAN OF DISTRIBUTION

     The Company may sell the Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock and Common Stock being offered hereby in any of four ways: (i) directly to purchasers, (ii) through agents,
(iii) through underwriters and (iv) through dealers.

     Offers to purchase Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock in respect of which this Prospectus is delivered is named, and any commissions payable by the Company to such agent are set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, the Company will execute an underwriting agreement with such underwriters at the time of sale to them, and the names of the underwriters and the terms of the transaction are set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock in respect of which this Prospectus is delivered, the Company will sell such Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock to the dealer, as principal. The dealer may then resell such Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock to the public at varying prices to be determined by such dealer at the time of resale.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by the Company against certain liabilities, including liabilities under the Securities Act of 1933.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Subordinated Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Subordinated Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that the purchase by an institution of the Subordinated Securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Subordinated Securities pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Subordinated Securities, Preferred Stock, Depositary Shares representing Preferred Stock or Common Stock in respect of which this Prospectus is delivered are set forth in the Prospectus Supplement.

                                 LEGAL OPINIONS

     The legality of the Subordinated Securities, Preferred Stock and Common Stock in respect of which this Prospectus is being delivered will be passed on for the Company by John R. Leekley, General Counsel of the Company, and for the Underwriters, if any, by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Mr. Leekley is a Vice President and the General Counsel of Masco Corporation, a Delaware corporation which owns approximately 41 percent of the Company's outstanding Common Stock, is a stockholder of the Company and of Masco Corporation and is a holder of options to purchase common stock of Masco Corporation. Davis Polk & Wardwell performs legal services from time to time for the Company and certain related companies.

                                    EXPERTS

     The consolidated financial statements and schedules of MascoTech, Inc. and the consolidated financial statements and schedules of TriMas Corporation appearing in the Company's most recent Annual Report on Form 10-K and in the Company's Current Report on Form 8-K dated January 11, 1994, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports appearing therein. The consolidated financial statements and schedules referred to in this paragraph are incorporated herein by reference in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses will be paid by the Company:

        Securities and Exchange Commission registration fee..............   $112,200.00
        Legal fees and expenses..........................................     10,000.00*
        Accountants' fees................................................      5,000.00*
        Trustees' fees and expenses......................................     50,000.00*
        Printing and engraving expenses..................................     60,000.00*
        Rating agency fees...............................................     70,000.00*
        Blue Sky and legal investment fees and expenses..................     20,000.00*
        Miscellaneous....................................................      7,800.00*
                                                                            -----------
                                                Total....................   $335,000.00*
                                                                             ==========

       -------------------
       * Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. Article 14 of the Company's Restated Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a Director, officer or employee of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware against all expense, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 14 are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

     Article 13 of the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the director's duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the Delaware General Corporation Law, or (d) for transactions from which the director derived improper personal benefit.

     The Company's Directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the Federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacity.

ITEM 16. EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement:

        Exhibit  1.a        --  Form of Underwriting Agreement (Debt Securities).(4)
        Exhibit  1.b        --  Form of Underwriting Agreement (Preferred Stock).(4)
        Exhibit  1.c        --  Form of Underwriting Agreement (Common Stock).(4)
        Exhibit  4.a        --  Restated Certificate of Incorporation of MascoTech, Inc.
                                (including amendments thereto).(2)
        Exhibit  4.b        --  Bylaws of MascoTech, Inc.(3)
        Exhibit  4.c        --  Indenture between MascoTech, Inc. and The First National Bank of
                                Chicago, as Trustee.
        Exhibit  4.d        --  Indenture dated as of February 1, 1987 between MascoTech, Inc. and
                                Chemical Bank (successor by merger to Manufacturers Hanover Trust
                                Company), as Trustee, including resolutions establishing
                                MascoTech, Inc.'s 10% Senior Subordinated Notes Due 1995.(4)
        Exhibit  4.e(1)     --  Indenture dated as of November 1, 1986 between MascoTech, Inc. and
                                The First National Bank of Chicago (as successor to Morgan
                                Guaranty Trust Company of New York), as Trustee, including resolutions establishing MascoTech, Inc.'s 4 1/2% Convertible
                                Subordinated Debentures Due 2003.(2)
        Exhibit  4.e(2)     --  Agreement of Appointment and Acceptance of Successor Trustee dated as of August 4, 1994 among MascoTech, Inc., Morgan Guaranty Trust
                                Company of New York and The First National Bank of Chicago.(1)
        Exhibit  4.e(3)     --  Supplemental Indenture dated as of August 5, 1994 between
                                MascoTech, Inc. and The First National Bank of Chicago.(1)
        Exhibit  4.f        --  Five forms of Securities and Subordinated Securities.(4)
        Exhibit  5          --  Opinion of John R. Leekley as to the legality of the Securities, the Subordinated Securities, the Preferred Stock, the Common Stock
                                and the Common Stock to be issued upon conversion of convertible
                                Subordinated Securities or convertible Preferred Stock.
        Exhibit 12          --  Statement of Computation of Ratio of Earnings to Fixed Charges and
                                Ratio of Earnings to Combined Fixed Charges and Preferred Stock
                                Dividends.(1)
        Exhibit 23.a        --  Consent of Coopers & Lybrand L.L.P. relating to the consolidated financial statements and schedules of MascoTech, Inc.
        Exhibit 23.b        --  Consent of Coopers & Lybrand L.L.P. relating to the consolidated financial statements and schedules of TriMas Corporation.
        Exhibit 23.c        --  Consent of John R. Leekley, which is included as part of Exhibit
                                5.
        Exhibit 24          --  Powers of Attorney, which appear in Part II of this Registration
                                Statement.
        Exhibit 25.a        --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
                                1939 of The First National Bank of Chicago with respect to Senior
                                Debt Securities.
        Exhibit 25.b        --  Form T-1 Statement of Eligibility under the Trust Indenture Act of
                                1939 of The First National Bank of Chicago with respect to
                                Subordinated Debt Securities.

- ------------
(1) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

(2) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.

(3) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s Current Report on Form 8-K dated June 22, 1993.

(4) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s Registration Statement on Form S-3 (Reg. No. 33-59222) dated March 9, 1993.

ITEM 17. UNDERTAKINGS.

     1. The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 15 above, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taylor and the State of Michigan, on October 6, 1994.

                                          MASCOTECH, INC.

                                          By     /s/ RICHARD A. MANOOGIAN
                                             -------------------------------
                                                   RICHARD A. MANOOGIAN,
                                                   CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD A. MANOOGIAN, TIMOTHY WADHAMS AND EUGENE
A. GARGARO, JR., AND EACH OF THEM, HIS TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS (INCLUDING POST-EFFECTIVE AMENDMENTS) TO THIS REGISTRATION STATEMENT, AND TO FILE THE SAME, WITH ALL EXHIBITS THERETO, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING REQUISITE AND NECESSARY TO BE DONE, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR WOULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS OR ANY OF THEM OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                   SIGNATURE                                 TITLE                     DATE
                   ---------                                 -----                     ----
         PRINCIPAL EXECUTIVE OFFICER:
                                                     Chairman of the Board,
                                                    Chief Executive Officer
           /s/ RICHARD A. MANOOGIAN                       and Director
- -----------------------------------------------
             RICHARD A. MANOOGIAN

  PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

              /s/ TIMOTHY WADHAMS                          Vice President --       October 6, 1994
- -----------------------------------------------        Controller and Treasurer
                TIMOTHY WADHAMS

              /s/ ERWIN H. BILLIG                           Director
- -----------------------------------------------
                ERWIN H. BILLIG

               /s/ PETER A. DOW                             Director
- -----------------------------------------------
                 PETER A. DOW

                   SIGNATURE                                 TITLE                     DATE
                   ---------                                 -----                     ----
          /s/ EUGENE A. GARGARO, JR.                        Director
- -----------------------------------------------
            EUGENE A. GARGARO, JR.


              /s/ JOHN A. MORGAN                            Director              October 6, 1994
- -----------------------------------------------
                JOHN A. MORGAN


           /s/ RICHARD G. MOSTELLER                         Director
- -----------------------------------------------
             RICHARD G. MOSTELLER

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                                            DESCRIPTION
- --------        ---------------------------------------------------------------------------------
 1.a        --  Form of Underwriting Agreement (Debt Securities).(4)
 1.b        --  Form of Underwriting Agreement (Preferred Stock).(4)
 1.c        --  Form of Underwriting Agreement (Common Stock).(4)
 4.a        --  Restated Certificate of Incorporation of MascoTech, Inc. (including amendments thereto).(2)
 4.b        --  Bylaws of MascoTech, Inc.(3)
 4.c        --  Indenture between MascoTech, Inc. and The First National Bank of Chicago, as
                Trustee.
 4.d        --  Indenture dated as of February 1, 1987 between MascoTech, Inc. and Chemical Bank
                (successor by merger to Manufacturers Hanover Trust Company), as Trustee, including resolutions establishing Masco Industries, Inc.'s: (i) 10 1/4% Senior
                Subordinated Notes Due 1997, and (ii) 10% Senior Subordinated Notes Due 1995.(4)
 4.e(1)     --  Indenture dated as of November 1, 1986 between MascoTech, Inc. and The First
                National Bank of Chicago (as successor to Morgan Guaranty Trust Company of New
                York), as Trustee, including resolutions establishing MascoTech, Inc.'s 6%
                Convertible Subordinated Debentures Due 2011.(2)
 4.e(2)     --  Agreement of Appointment and Acceptance of Successor Trustee dated as of August
                4, 1994 among MascoTech, Inc., Morgan Guaranty Trust Company of New York and The
                First National Bank of Chicago.(1)
 4.e(3)     --  Supplemental Indenture dated as of August 5, 1994 between MascoTech, Inc. and The
                First National Bank of Chicago.(1)
 4.f        --  Five forms of Securities and Subordinated Securities.(4)
 5          --  Opinion of John R. Leekley as to the legality of the Securities, the Subordinated
                Securities, the Preferred Stock, the Common Stock and the Common Stock to be
                issued upon conversion of convertible Subordinated Securities or convertible
                Preferred Stock.
12          --  Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of
                Earnings to Combined Fixed Charges and Preferred Stock Dividends.(1)
23.a        --  Consent of Coopers & Lybrand L.L.P. relating to the consolidated financial statements and schedules of MascoTech, Inc.
23.b        --  Consent of Coopers & Lybrand L.L.P. relating to the consolidated financial statements and schedules of TriMas Corporation.
23.c        --  Consent of John R. Leekley, which is included as part of Exhibit 5.
24          --  Powers of Attorney, which appear in Part II of this Registration Statement.
25.a        --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                First National Bank of Chicago with respect to Senior Debt Securities.
25.b        --  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The
                First National Bank of Chicago with respect to Subordinated Debt Securities.

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(1) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s
     Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

(2) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.

(3) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s Current Report on Form 8-K dated June 22, 1993.

(4) Incorporated by reference to the Exhibits filed with MascoTech, Inc.'s Registration Statement on Form S-3 (Reg. No. 33-59222) dated March 9, 1993.